UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 6, 2014 (October 6, 2014)

Starwood Waypoint Residential Trust

(Exact name of registrant as specified in its charter)

Maryland	001-36163	80-6260391
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1999 Harrison Street Oakland, CA	94612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,

including area code:

(510) 250-2200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Private Offering of Convertible Senior Notes

On October 6, 2014, Starwood Waypoint Residential Trust (the “Company”) issued a press release announcing that it has commenced a private offering of $150 million aggregate principal amount of its Convertible Senior Notes due 2017 (the “Convertible Senior Notes”). The Company plans to grant the initial purchasers a 30-day option to purchase up to an additional $22.5 million aggregate principal amount of Convertible Senior Notes. The Company intends to use the net proceeds from the offering to acquire additional homes and distressed and non-performing residential mortgage loans, to repurchase its common shares of beneficial interest (“Common Shares”) and for general business purposes. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Neither the Convertible Senior Notes nor the Common Shares that may be issued upon conversion thereof will be registered under the Securities Act of 1933, as amended (the “Securities Act”). Neither the Convertible Senior Notes nor the Common Shares that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state.

Recent Developments

The Company’s Portfolio

For the period from July 1, 2014 to August 31, 2014, the Company acquired (1) an aggregate of 981 additional homes with an aggregate investment, inclusive of acquisition and actual and estimated upfront renovation costs, of approximately $163.3 million and (2) three pools of distressed and non-performing residential mortgage loans for a total purchase price of $220.2 million. The pools included 1,479 distressed and non-performing residential mortgage loans with an unpaid principal balance (“UPB”), of $312.2 million and 116 homes. As a result, as of August 31, 2014, the Company’s portfolio consisted of 15,261 owned homes and homes underlying distressed and non-performing residential mortgage loans, including (1) 10,073 homes (excluding 586 homes that the Company did not intend to hold for the long term) with an aggregate investment, inclusive of acquisition and actual and estimated upfront renovation costs, of approximately $1.5 billion and an average monthly rent per leased home of $1,424 and (2) 4,602 homes underlying 4,754 distressed and non-performing residential mortgage loans, of which 273 distressed and non-performing residential mortgage loans represent second, third and unsecured liens. The 4,481 first lien distressed and non-performing residential mortgage loans have an UPB of $997.4 million, a total purchase price of $608.6 million and total BPO value of $931.0 million and are secured by first liens on 4,334 homes and 147 parcels of land.

As of August 31, 2014, the Company’s homes that were rent ready for more than 90 days were approximately 98.9% leased, and the Company’s homes that were owned by it for 180 days or longer were approximately 93.6% leased. As of the same date, the Company’s distressed and non-performing residential mortgage loan portfolio had a weighted average loan-to-value, which is based on the ratio of UPB to BPO weighted by each loan’s UPB as of its respective acquisition date, of 131.0%.

On September 24, 2014, the Company acquired a portfolio of (1) distressed and non-performing residential mortgage loans secured by liens on 430 homes and (2) 81 homes for a total purchase price of $73.3 million. The $58.7 million purchase price for the distressed and non-performing residential mortgage loan portion of the portfolio represents approximately 75.2% of the total UPB of $78.2 million and 69.6% of the total BPO value of $84.4 million. In addition, the Company is in the process of negotiating a number of potential acquisitions of homes and distressed and non-performing residential mortgage loans in select markets. The Company does not believe that such acquisitions are probable at this time. There can be no assurance that the Company will ultimately acquire any such residential assets on favorable terms, or at all.

As of June 30, 2014, the Company’s annualized turnover rate, defined as the number of move-outs in a month divided by the number of leased homes owned at the start of such month multiplied by 12, was approximately 30%. For the three months ended March 31, 2014 and June 30, 2014, the Company’s leased home portfolio net operating income (“NOI”), margin (as defined below) was 60.3% and 66.0%, respectively.

The Company defines its leased home portfolio NOI margin as its total leased home portfolio NOI divided by (1) rental revenues less (2) allowance for doubtful accounts. The Company defines total leased home portfolio NOI as total stabilized portfolio NOI, after excluding the impact of property operating and maintenance expenses and real estate taxes and insurance expenses (“property operating expenses”) on vacant stabilized homes. The Company defines total stabilized portfolio NOI as total revenues on its stabilized portfolio less property operating expenses on the stabilized portfolio. The Company defines total non-stabilized portfolio NOI as total revenues on the non-stabilized portfolio less property operating expenses on the non-stabilized portfolio. The Company defines total NPL portfolio NOI as gains on non-performing loans, net and gains on loan conversions, net less mortgage loan servicing costs. The Company defines total NOI as total revenues less property operating expenses and mortgage loan servicing costs. The Company considers these NOI measures to be supplemental measures of its operating performance to net income attributable to common shareholders because they reflect the operating performance of its homes without allocation of corporate level overhead or general and administrative costs and reflect the operations of the segments and sub-segments of its business.

The following table sets forth a reconciliation of net loss attributable to common shareholders to these NOI measures and a calculation of leased home portfolio NOI margin for the periods presented:

Reconciliation of Net Loss to NOI

	Three Months Ended
($ in thousands)	March 31, 2014	June 30, 2014
Reconciliation of net loss to leased home portfolio NOI
Net loss attributable to common shareholders	$(15,308)	$(12,116)
Add (deduct) adjustments to get to total NOI
Non-performing loan management fees and expenses	2,415	1,871
General and administrative	5,370	4,444
Share-based compensation	329	2,130
Investment management fees	2,757	3,993
Separation costs	3,543	—
Acquisition fees expensed and property management engagement costs	261	186
Interest expense, including amortization	1,500	5,191
Depreciation and amortization	5,473	7,243
Finance related expenses and write-off of loan costs	—	5,441
Impairment of real estate	834	1,233
Realized loss (gain) on sales of investments in real estate, net	145	56
Loss on derivative financial instruments, net	—	470
Income tax expense	135	350
Net income attributable to non-controlling interests	(10)	83

Total NOI	7,444	20,575
Add (deduct) adjustments to get to total stabilized home portfolio NOI
NPL portfolio NOI components:
Realized gain on non-performing loans, net	(1,843)	(3,357)
Realized gain on loan conversions, net	(5,414)	(6,483)
Mortgage loan servicing costs	4,882	5,139
Unrealized gain on non-performing loans, net	—	(3,641)

Deduct: Total NPL portfolio NOI	(2,375)	(8,342)
Non-stabilized portfolio NOI components:
Property operating expenses on non-stabilized homes	2,563	2,726

Add: Total Non-stabilized portfolio NOI	2,563	2,726

Total stabilized portfolio NOI	7,632	14,959
Add (deduct) adjustments to get to total leased home portfolio NOI
Property operating expenses on vacant stabilized homes	355	221

Total leased home portfolio NOI	$7,987	$15,180

Calculation of leased homes portfolio margin:
Rental revenues	$13,765	$23,602
Less: Allowance for doubtful accounts	(509)	(614)

Total rental revenues	$13,256	$22,988

Leased home portfolio NOI margin	60.3%	66.0%

These NOI measures should not be considered alternatives to net loss or net cash flows from operating activities, as determined in accordance with U.S. generally accepted accounting principles (“GAAP”), as indications of the Company’s performance or as measures of the Company’s liquidity. Although the Company uses these non-GAAP measures for comparability in assessing their performance against other real estate investment trusts (“REITs”), not all REITs compute the same non-GAAP measures. Accordingly, there can be no assurance that the Company’s basis for computing these non-GAAP measures are comparable with that of other REITs.

References in this Item 7.01 to “homes” refer to single-family homes; and references in this Item 7.01 to “distressed and non-performing residential mortgage loans” refer to residential mortgage loans where the borrowers have not made payments for over 90 days or have previously had delinquencies, modifications or bankruptcies and which are either in the process of foreclosure or in a pre-foreclosure delinquency stage.

References in this Item 7.01 to “average monthly rent” refer to average monthly contractual cash rent as of August 31, 2014. Average monthly cash rent is presented before rent concessions and “Waypoints” under the Company’s rental incentive program (“Waypoints”). To date, rent concessions and Waypoints have been utilized on a limited basis and have not had a significant impact on the Company’s average monthly rent. If the use of rent concessions and Waypoints or other leasing incentives increases in the future, they may have a greater impact by reducing the average monthly rent the Company receives from leased homes.

References in this Item 7.01 to “rent ready homes” refer to homes that have both completed renovations and been deemed, pursuant to an inspection from one of the Company’s agents, to be in a condition to be rented. The Company’s policy is to have the agent perform this inspection promptly after the renovations have been completed.

References in this Item 7.01 to “BPO value” refer to the most recent broker price opinions provided to the Company by the sellers for each property in the respective portfolio or otherwise obtained by the Company, in each case prior to the Company’s purchase of the related portfolio. The Company cannot assure you that the BPOs accurately reflected the actual market value of the related property at the time of the Company’s respective purchases of distressed and non-performing residential mortgage loans or accurately reflect such market value today.

References in this Item 7.01 to “stabilized portfolio” refer to a portfolio that includes homes from the first day of initial occupancy or subsequent occupancy after a renovation. Homes are considered stabilized even after subsequent resident turnover. However, homes may be removed from the stabilized home portfolio and placed in the non-stabilized home portfolio due to renovation during the home lifecycle.

Amended and Restated Joint Venture Agreement with Prime Asset Fund VI, LLC

The Company is in the process of negotiating an amended and restated joint venture agreement with Prime Asset Fund VI, LLC (“Prime”), an entity managed by Prime Finance, an asset manager that specializes in the acquisition, resolution and disposition of distressed and non-performing residential mortgage loans. The Company initiated the negotiations and expects that the principal changes to the agreement will include a reduction in the aggregate asset management fees and transfer fees that it pays Prime in connection with the services that Prime provides to the joint venture and changes to the manner in which the Company’s and Prime’s distributions from the joint venture, if any, are measured. There can be no assurance that the Company will amend and restate the joint venture agreement with Prime as described above or at all.

The information in this Item 7.01, including exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, unless it is specifically incorporated by reference therein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated October 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD WAYPOINT RESIDENTIAL TRUST

Dated: October 6, 2014	By:	/s/ Tamra D. Browne
	Name:	Tamra D. Browne
	Title:	General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated October 6, 2014.

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